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                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Parametric Technology Corporation and its subsidiaries of our report dated October 19, 1995, except as to Notes F and G which are dated November 17, 1995, which appears as Exhibit 23.3 in the Annual Report on Form 10-K for the year ended September 30, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears as Exhibit 23.4 on page 15 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                          /s/ Price Waterhouse LLP
                                          Price Waterhouse LLP

Boston, Massachusetts
November 7, 1997